UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  December 12, 2008

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

1-8841	FPL GROUP, INC. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization: Florida
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On December 12, 2008, FPL Group Capital Inc (FPL Group Capital), a wholly-owned subsidiary of FPL Group, Inc. (FPL Group), sold $450 million principal amount of its 7 7/8% Debentures, Series due December 15, 2015.  The Debentures are fully and unconditionally guaranteed by FPL Group.  The Debentures were sold pursuant to a Prospectus Supplement dated December 9, 2008 to a Prospectus dated May 3, 2007 and pursuant to Registration Statement Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08, as amended. This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with this offering.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
The following exhibits are being filed pursuant to Item 8.01 herein.
	Exhibit Number	Description
	4	Officer's Certificate of FPL Group Capital Inc, dated December 12, 2008, creating the 7 7/8% Debentures, Series due December 15, 2015
5(a)

Opinion and Consent, dated December 12, 2008, of Squire, Sanders & Dempsey L.L.P., counsel to FPL Group, Inc. and FPL Group Capital Inc, with respect to the 7 7/8% Debentures, Series due December 15, 2015

	5(b)	Opinion and Consent, dated December 12, 2008, of Morgan, Lewis & Bockius LLP, counsel to FPL Group, Inc. and FPL Group Capital Inc, with respect to the 7 7/8% Debentures, Series due December 15, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
FPL GROUP, INC. (Registrant)
Date: December 15, 2008

K. MICHAEL DAVIS

K. Michael Davis Controller and Chief Accounting Officer of FPL Group, Inc. (Principal Accounting Officer of the Registrant)